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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report -- December 5, 1997


                     ROCHESTER GAS AND ELECTRIC CORPORATION
               (Exact name of registrant as specified in charter)


                                    New York
                 (State or other jurisdiction of incorporation)


                                     1-672
                            (Commission File Number)


                                   16-0612110
                       (IRS Employer Identification No.)


                   89 EAST AVENUE, ROCHESTER, NEW YORK  14649
             (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code:  (716) 546-2700
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ITEM 5.   OTHER EVENTS

     Competitive Opportunities Case Settlement Approval.  By an Order issued
     --------------------------------------------------
November 26, 1997 (the "Order") in the "Competitive Opportunities Proceeding" (see the Company's Form 10-Q for the quarterly period ended September 30, 1997,
Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations under the heading "Competition - PSC Competitive Opportunities Case Settlement") the New York State Public Service Commission ("PSC") approved, with certain changes, the Amended and Restated Settlement Agreement dated October 23, 1997 (the "Settlement"). The Company has accepted the changes made pursuant to the Order and, on December 1, 1997, filed documents to implement the provisions of the Settlement as modified.

     The description of the Settlement in the Form 10-Q referenced above remains accurate, except as modified by the discussion that follows.

     Rate Plan. The overall rate reductions provided for in the Settlement are modified to the extent of increasing the reduction in Rate Year 5 (the year ending June 30, 2002) by $13.5 million, from $51.1 million to $64.6 million. In addition, the special rate commencing July 1, 1999 for Incremental Manufacturing Load is decreased from an average of $0.059 per kilowatt hour ("KWH") to an average of $0.045 per KWH. This incentive rate only applies to incremental load.

     The Settlement provision that would have allocated up to $.8 million of earnings in excess of an effective 11.50 percent return on common equity (as determined over the entire five-year term of the Settlement) to reduce rates for certain large industrial and commercial customer subclasses is eliminated.

     Retail Access. The Settlement's timetable for implementation of full retail access is moved up by one year but the earlier phase-in is not otherwise modified. All retail customers will be eligible to purchase energy and capacity from alternative suppliers as of July 1, 2001. In light of this change, a provision that would have allowed acceleration of the retail access schedule if certain conditions were met has been eliminated.

     In contemplation of the PSC's potential resolution of issues addressed in the August 1997 Staff Report on Nuclear Generation ("Staff Report") (see the Company's Form 10-Q for the quarterly period ended September 30, 1997, Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations under the heading "Competition - PSC Position Paper on Nuclear Generation") the portion of the Settlement stating that no change

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in the treatment of the Company's nuclear facilities would be implemented until at least January 1, 2000, is changed to provide that no such change would be implemented prior to the Commission's resolution pertaining to the Staff Report.

     Corporate Structure. The provision of the Settlement authorizing the Company to initially fund unregulated activities without further PSC approval is modified to increase the authorized amount from $50 million to $100 million.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:  See Exhibit Index below.



                                 EXHIBIT INDEX
                                 -------------


Exhibit No.            Description
-----------            -----------

None.

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                                   SIGNATURES
                                   ----------


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ROCHESTER GAS AND ELECTRIC CORPORATION
                                       (Registrant)


Date: December 5, 1997                 By:        /s/ J. B. Stokes
                                           -------------------------------
                                                   J. Burt Stokes
                                               Senior Vice President,
                                               Corporate Services and
                                               Chief Financial Officer


Date: December 5, 1997                 By:      /s/ William J. Reddy
                                           -------------------------------
                                                  William J. Reddy
                                                     Controller

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